EXHIBIT 10.1
                                LOAN AGREEMENT
                                by and between





                    FIRST INTERSTATE BANK OF ARIZONA, N.A.
                    --------------------------------------
                                   as Lender



                                      and



                              APOLLO GROUP, INC.
                                      and
                          ITS OPERATING SUBSIDIARIES
                           (as hereinafter defined)
                         -----------------------------
                                 as Borrower







                          Dated as of March 22, 1996










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                               TABLE OF CONTENTS

                                                                       Page

ARTICLE 1  RECITALS                                                      1

ARTICLE 2  DEFINITIONS                                                   1

Section 2.1   Definitions                                                1
Section 2.2   Terms Generally                                            8
Section 2.3   Accounting Terms                                           8

ARTICLE 3  RLC                                                           8

Section 3.1   RLC Commitment Amount                                      8
Section 3.2   RLC Note                                                   8
Section 3.3   RLC Advances                                               8
Section 3.4   Conversion and Renewal of RLC Advances                     9
Section 3.5   RLC Commitment Fee                                         9
Section 3.6   RLC Payments                                               9
Section 3.7   Additional Provisions for LIBOR Advances                  10
Section 3.8   Mandatory Prepayment                                      11
Section 3.9   Requirement that Conditions be Satisfied                  11

ARTICLE 4  LETTERS OF CREDIT                                            11

Section 4.1   Issuance                                                  11
Section 4.2   Conditions Precedent                                      12
Section 4.3   Drawing                                                   12

ARTICLE 5  CONDITIONS PRECEDENT                                         12

Section 5.1   Conditions Precedent                                      12
Section 5.2   Conditions Precedent to All Future Advances               13

ARTICLE 6  GENERAL REPRESENTATIONS AND WARRANTIES                       13

Section 6.1   Recitals                                                  13
Section 6.2   Organization                                              13
Section 6.3   Power                                                     14
Section 6.4   Enforceable                                               14
Section 6.5   No Conflict                                               14
Section 6.6   No Actions                                                14
Section 6.7   Financial Statements                                      14
Section 6.8   Tax Payments                                              14
Section 6.9   Margin Stock                                              14
Section 6.10  Affirmation                                               14
Section 6.11  Obligations of Affiliation                                15
Section 6.12  Operating Subsidiaries                                    15
Section 6.13  Subsidiaries                                              15

ARTICLE 7  AFFIRMATIVE COVENANTS                                        15

Section 7.1   Existence                                                 15
Section 7.2   Maintain Property                                         15
Section 7.3   Insurance                                                 15
Section 7.4   Payments                                                  16
Section 7.5   Financial Reports                                         16

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Section 7.6   Records                                                   17
Section 7.7   Current Obligations                                       17
Section 7.8   Delivery of Correspondence By And Between
              Borrower And The NCA                                      17
Section 7.9   New Operating Subsidiaries                                17
Section 7.10  Other Documents                                           17

ARTICLE 8  NEGATIVE COVENANTS                                           18

Section 8.1   No Mergers, Acquisitions and Consolidations               18
Section 8.2   Fiscal Year                                               18
Section 8.3   Margin Stock                                              18
Section 8.4   Liens; Negative Pledge                                    18
Section 8.5   Indebtedness                                              19
Section 8.6   Debt/Tangible Net Worth Ratio                             19
Section 8.7   Adjusted Current Ratio                                    19
Section 8.8   Payment of Dividends                                      19
Section 8.9   Change in Control                                         19
Section 8.10  Loss of Accreditation                                     19

ARTICLE 9  DEFAULT AND REMEDIES                                         19

Section 9.1   Event of Default                                          19
Section 9.2   Remedies                                                  20
Section 9.3   Notice and Cure Provision                                 21

ARTICLE 10 ACTION UPON AGREEMENT                                        21

Section 10.1  Third Party                                               21
Section 10.2  Entire Agreement                                          21
Section 10.3  Writing Required                                          22
Section 10.4  No Partnership                                            22

ARTICLE 11 GENERAL                                                      22

Section 11.1  Survival                                                  22
Section 11.2  Context                                                   22
Section 11.3  Time                                                      22
Section 11.4  Notices                                                   22
Section 11.5  Costs                                                     22
Section 11.6  Law                                                       23
Section 11.7  Successors                                                23
Section 11.8  Headings                                                  23
Section 11.9  Arbitration                                               23

EXHIBITS

"A" Borrowing Base Certificate
"B" Assumption Agreement

SCHEDULES

6.12  Operating Subsidiaries
6.13  Subsidiaries

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                                LOAN AGREEMENT


BY THIS LOAN AGREEMENT (the "Agreement"), made and entered into as of this 22nd day of March, 1996, FIRST INTERSTATE BANK OF ARIZONA, N.A., whose address is 100 West Washington, Post Office Box 53456, Phoenix, Arizona 85072-3456 (hereinafter, together with any successors and assigns, called "Lender"), and APOLLO GROUP, INC., an Arizona corporation (the "Company") and the Operating Subsidiaries (as hereinafter defined) (with the Company, the "Borrower," and each a "Borrower"), whose address is 4615 East Elwood Street, Suite 400, Phoenix, Arizona 85040, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

                                   ARTICLE 1

                                   RECITALS

SECTION 1.1

Borrower has requested that Lender establish a revolving line of credit (the "RLC") with Borrower in the amount of $4,000,000.00, under which revolving line of credit advances (each an "RLC Advance") shall be made to Borrower for general corporate purposes.

SECTION 1.2

Lender has agreed to do so upon the terms, conditions and provisions set forth herein. Effective as of the delivery of this Agreement, the Business Loan Agreement dated December 20, 1994 between Company and Lender (the "1994 Agreement") will be terminated and replaced by this Agreement. Lender hereby agrees to release any security interest and liens granted to and for the benefit of Lender with respect to the 1994 Agreement upon satisfaction of those conditions set forth in Section 5.1.


                                   ARTICLE 2

                                  DEFINITIONS

SECTION 2.1  DEFINITIONS.

Although terms may be defined in other sections of this Agreement, as used herein the following terms shall have the meanings defined below:

"Adjusted Current Ratio" means, as to the Company, the ratio of (a) its total current assets minus its deferred tax assets to (b) its total current liabilities minus its student deposits and deferred tuition, all as shown on the Company's consolidated financial statements.

"Adjusted LIBOR Rate" means, for each LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest .01 of 1%) determined by Lender to be equal to the sum of (1) the quotient of (a) the Interbank Offered Rate for such LIBOR Advance for the relevant Interest Period divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement for such Interest Period, plus (2) 150 basis points.

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"Advance" means a RLC Advance and includes a Prime Advance or a LIBOR Advance
(each of which shall be a "Type" of Advance).

"Agreement" means this Loan Agreement, as amended, modified, supplemented and/or restated from time to time.

"Assumption Agreement" means an assumption agreement substantially in the form of Exhibit "B", executed by any new Operating Subsidiary.

"Authorized Officer" means the chief executive officer or chief financial officer of a Borrower, or such other individual who is from time to time designated to Lender in writing by said officer as authorized to act for a Borrower with respect to the Loan.

"Borrower":  See the Preamble.

"Borrowing Base" means an amount equal to seventy percent (70%) of the outstanding amount of all "eligible" accounts of Borrower.

An account shall be an "eligible" account for the purposes of this Agreement so long as, at the time of any Advance: (i) the original invoices or other statements or agreements comprising the account(s) require payment in full within ninety (90) days of the date of delivery of the respective goods or services; (ii) no invoice or other statement or agreement comprising that account remains unpaid for more than ninety (90) days after the original invoice date for payment specified therein; and (iii) it consists of a "student receivable," i.e. an account relating to a student's tuition obligation with respect to one or more courses to be held by an Operating Subsidiary other than IPD.

"Business Day" means a day of the year on which commercial banks are not required or authorized to close in Phoenix, Arizona and, if the applicable Business Day relates to any LIBOR Advance, a day on which dealings are carried on in the London interbank eurodollar market.

"Change in Control" shall be deemed to have occurred if, after the date hereof, any person or group (within the meaning of Rule 13d-3, as in effect on the date hereof, promulgated by the SEC under the 1934 Act) shall acquire, directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company.

"Company":  See the Preamble.

"Consequential Loss" with respect to Borrower's payment of all or any portion of the then outstanding principal amount of any Advance bearing interest at the Adjusted LIBOR Rate on a day other than the last day of the related Interest Period, means any loss, cost or expense incurred by Lender as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) if a positive amount, the aggregate present value of the interest which, but for such payment, Lender would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced if Lender is able to redeposit or reinvest such principal amount so paid for the balance of such Interest Period by the aggregate present value of the interest earned by Lender as a result of so redepositing or reinvesting such principal amount, with such present values determined using a discount rate per anum equal to the Liquidation Rate, plus (ii) any expense or penalty incurred by Lender in redepositing or reinvesting such amount.

"Convert," "Conversion," and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 3.4.

"Debt/Tangible Net Worth Ratio" means the ratio of the Company's total liabilities to tangible net worth, where "total liabilities" is defined as the aggregate of all liabilities of Company as recognized and valued for financial reporting purposes, and where "tangible net worth" is defined as stockholder's equity less the net book value of all intangible assets, all as determined in accordance with GAAP. In the determination of tangible net worth, educational program production costs shall be considered tangible assets.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 204 as in effect from time to time.

"Eurodollar Reserve Requirement" means, for any LIBOR Advance for any Interest Period thereof, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including without limitation, basic, supplemental, marginal and emergency reserves) are required to be maintained during such Interest Period under Regulation D by Lender against Eurocurrency Liabilities but without benefit of credit or proration, exemptions or offsets that might otherwise be available to Lender from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by Lender against (1) any category of liabilities that included deposits by reference to which the Adjusted LIBOR Rate for LIBOR Advances is determined, or (2) any category of extension of credit or other assets that include LIBOR Advances.

"Event of Default":  See Section 9.1.

"Generally Accepted Accounting Principles" or "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in cash flows, of the Company and its Operating Subsidiaries, except that any accounting principles or practices required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

"Guaranty" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person (other than a Subsidiary) or in any manner providing for the payment, purchase, or acquisition of any Indebtedness or other obligation of any other Person (other than a Subsidiary) or otherwise protecting the holder of Indebtedness of any other Person (other than a Subsidiary) against loss (whether by virtue of endorsements, assumptions, partnership arrangements, agreements to keep well, to supply funds, to purchase assets, goods, securities, or services, or to take-or-pay or otherwise), provided that the term "Guaranty" shall not include endorsements for collection or deposits in the ordinary course of business.

"Indebtedness" means, with respect to any Person, the following (without duplication): (i) obligations for borrowed money, including the current portion thereof; (ii) monetary obligations representing the deferred purchase price of real and/or personal property, other than trade accounts payable arising in, and on terms customary in, the ordinary course of that Person's business; (iii) monetary obligations under conditional sale agreements; (iv) the present value of all obligations of such Person in respect of any capital lease, discounted in accordance with GAAP; and (v) matured obligations with respect to any Guaranty.

"Interbank Offered Rate" with respect to any LIBOR Advance, means the prevailing rate of interest per annum (rounded upward, if necessary, to the nearest .01 of 1%) at which deposits in immediately available funds in U.S. Dollars are offered two Business Days prior to the first day of such Interest Period by major financial institutions active in the London interbank eurodollar market to first class banks for delivery on the first day of the Interest Period, such deposits being for a period of time equal or comparable to the Interest Period and in an amount comparable to the principal amount of the LIBOR Advance, as reasonably determined by Lender.

"Interest Period" means, with respect to any LIBOR Advance, the Interest Period Option for such Advance duly selected by Borrower, provided, however, that if the Interest Period would otherwise end after the Maturity Date, the Interest Period shall end on the Maturity Date.

"Interest Period Option" means, with respect to any LIBOR Advance, 30, 60, 90 or 180 day time periods.

"Interest Rate Option" means either (i) the Adjusted LIBOR Rate for the chosen Interest Period, or (ii) the Prime Rate.

"IPD" means Institute for Professional Development, Inc., a California corporation.

"Lender":  See the Preamble.

"Letter of Credit" means any letter of credit issued at the request of the Company or an Operating Subsidiary.

"LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR
Rate.

"Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness or performance under any Guaranty, whether arising by agreement or under any statute or law, or otherwise.

"Liquidation Rate" means the rate of interest per annum equal to the yields to maturity of eurodollar deposits in U.S. Dollars in the London interbank eurodollar market, maturing on, or within one month of, the last day of the relevant Interest Period, as reasonably determined by Lender.

"Loan" means the RLC.

"Maturity Date" means December 31, 1997.

"Maximum Letter of Credit Balance" means $250,000.00.

"NCA" means the North Central Association of Colleges and Schools.

"1934 Act" means the United States Securities Exchange Act of 1934, as amended.

"Note" means the RLC Note.

"Operating Subsidiaries" means any Subsidiary of the Company that meets one or more of the following criteria: (i) accounted for ten percent (10%) or more of the total consolidated revenue of the Company in its most recent fiscal year; (ii) accounted for ten percent (10%) or more of the total consolidated assets of the Company as of the end of its most recent fiscal quarter; or (iii) accounted for ten percent (10%) or more of the total consolidated current assets of the Company as of the end of its most recent fiscal quarter. The Subsidiaries of the Company that are from time to time "Operating Subsidiaries" shall be listed on Schedule 6.12.

"Outstanding RLC Balance" means the aggregate amount of RLC Advances and the face amount of Letters of Credit, outstanding from time to time in either case.

"Permitted Liens" means:

(a) Liens incurred to secure Permitted Non-Bank Indebtedness, the aggregate amount of which shall not exceed $3,000,000.00;

(b) Pledges or deposits made to secure payment of workers' compensation (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs;

(c) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness or other liabilities whose payment is not yet due;

(d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the obligation secured by such Lien is not in violation of
     Section 7.7;

(e) Liens arising from the good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, custom duties or other similar charges; or

(f) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use.

"Permitted Non-Bank Indebtedness" means Indebtedness, whether direct, indirect or contingent, with respect to any of the following:

(a) Purchase money obligations in connection with the acquisition of real and personal property;

(b)  Seller carryback financing; and

(c)  Mergers and acquisitions permitted pursuant to Section 8.1.

"Person" means any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

"Prime Advance" means an Advance that bears interest at the Prime Rate.

"Prime Rate" means the interest rate per annum equal to the fluctuating rate of interest announced publicly by Lender from time to time as its "prime rate".

"Request for Borrowing":  See Section 3.3(b).

"RLC":  See Section 1.1.

"RLC Advance" means an Advance by Lender to the Borrower under the RLC pursuant to Article 3.

"RLC Commitment Amount" means the Lender's total commitment to make RLC Advances under the RLC not to exceed $4,000,000.00, reduced by the aggregate of (1) all issued and undrawn Letters of Credit issued for the account of the Company or its Operating Subsidiaries and (2) all drawn Letters of Credit which have not been repaid.

"RLC Note" means that Revolving Promissory Note of even date herewith in the face amount equal to the RLC Commitment Amount from Borrower, evidencing the RLC.

"SEC" means the United States Securities and Exchange Commission.

"Student Deposits" means any and all funds prepaid to the Company or its Operating Subsidiaries by an individual, or any other entity, for the purpose of satisfying tuition obligations in advance of the start date of a course or courses, as determined in accordance with GAAP.

"Subsidiaries" means all business associations directly or indirectly controlled by the Company.

"Termination Date" means the earliest to occur of (1) the Maturity Date, or
(2) the date Lender exercises any option to declare the Loan fully due and payable after the occurrence of an Event of Default, or (3) such other date as may be agreed upon in writing by Lender and Borrower.

"Type":  See the definition of Advance.

"UOP" means The University of Phoenix, Inc., an Arizona corporation.

SECTION 2.2  TERMS GENERALLY.

The definitions in Section 2.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

SECTION 2.3  ACCOUNTING TERMS.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided, however, that, for purposes of determining compliance with any covenant set forth herein, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a consolidated basis consistent with the application used in preparing the Borrower's consolidated audited financial statements referred to herein.


                                   ARTICLE 3

                                      RLC

SECTION 3.1  RLC COMMITMENT AMOUNT.

Subject to the conditions set forth herein, Lender, from time to time, shall make such RLC Advances as Borrower may request and shall issue such Letters of Credit as Borrower shall request, provided that (a) the Outstanding RLC Balance shall not exceed the lesser of (i) the Borrowing Base, or (ii) the RLC Commitment Amount, and (b) the aggregate amount of the face amount of Letters of Credit outstanding at any one time shall not exceed the Maximum Letter of Credit Balance. The RLC shall be a revolving credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and readvances made to Borrower and Letters of Credit issued, terminated or repaid by Borrower and reissued, provided that (i) no Event of Default shall exist, (ii) no RLC Advance shall be made or Letter of Credit issued that would cause the outstanding principal balance of the RLC to exceed the lesser of the Borrowing Base or the RLC Commitment Amount, (iii) no Letter of Credit shall be issued that would cause the aggregate amount of the face amount of Letters of Credit outstanding at any one time to exceed the Maximum Letter of Credit Balance, and (iv) no RLC Advance shall be made on or after the Maturity Date.

SECTION 3.2  RLC NOTE.

The RLC shall be evidenced by the RLC Note in the form approved by Lender, payable to the order of Lender upon the terms and conditions therein contained, and executed and delivered simultaneously with the execution of this Agreement.

SECTION 3.3  RLC ADVANCES.

(a) Lender may from time to time make RLC Advances in such sums as Borrower shall request.

(b) Borrower shall give Lender written notice, or telephonic notice confirmed immediately in writing, of the request for any RLC Advances under this Agreement, which request (the "Request for Borrowing") shall be received by Lender not later than 12:00 noon (Phoenix, Arizona local time) on the same Business Day as the date of the proposed RLC Advance. If no Interest Rate Option is selected by Borrower, interest shall accrue at the Prime Rate.

SECTION 3.4  CONVERSION AND RENEWAL OF RLC ADVANCES.

(a) The Borrower may, upon written notice to, and received by, the Lender not later than 12:00 noon (Phoenix, Arizona local time) on the Business Day before the requested Conversion or renewal, Convert any RLC Advances of one Type into Advances of another Type; provided, however, that any Conversion of a LIBOR Advance may only be made upon the last day of said Advance's Interest Period. Each such notice of a Conversion shall be irrevocable and binding on the Borrower. Each such notice of a Conversion shall, within the restrictions specified above, specify (w) the date of such Conversion, (x) the amount of the Advance to be Converted, (y) the Type of Advance into which the Advance is to be Converted, and (z) if such Conversion is into a LIBOR Advance, the duration of the Interest Period.

(b) If the Borrower should fail to give the Lender any notice of Conversion upon the termination of the Interest Period for a LIBOR Advance, such RLC Advance, upon the termination of the Interest Period, shall automatically become a Prime Advance.

SECTION 3.5  RLC COMMITMENT FEE.

Borrower agrees to pay to Lender a non-refundable fee equal to 17.5 basis points times the face amount of the Note.

SECTION 3.6  RLC PAYMENTS.

(a) Interest on the RLC shall accrue daily on the full principal balance of the RLC at the Interest Rate Option selected by Borrower, on the basis of the actual number of days elapsed over a year of 360 days.

(b) All accrued interest on each RLC Advance shall be due and payable as billed by Lender each month. In addition, the principal amount of each LIBOR Advance, together with all accrued interest, shall be due and payable each month, and the balance, if any, at the end of each respective Interest Period.

(c) The entire outstanding principal balance of the RLC Note, all accrued and unpaid interest and all other sums which may have become payable thereunder shall be due and payable in full on the Termination Date.

(d)  Default interest shall be due and payable as set forth in the RLC Note.

SECTION 3.7  ADDITIONAL PROVISIONS FOR LIBOR ADVANCES.

(a) Unavailability of Deposits or Inability to Ascertain the Rates. Notwithstanding any other provision of this Agreement, if prior to the commencement of any Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any LIBOR Advance to be outstanding during such Interest Period are not readily available to Lender in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, then Lender shall promptly give notice thereof to the Borrower and the obligation of Lender to create, or effect by Conversion any LIBOR Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest

     Period selected by the Borrower shall again be readily available in the market and adequate and reasonable means exist for ascertaining the Adjusted LIBOR Rate.

(b) Increased Costs. Borrower shall pay to Lender from time to time such amounts as Lender may determine to be necessary to compensate Lender for any costs incurred by Lender which Lender determines are attributable to its making any LIBOR Advances hereunder or its obligation to make such Advances hereunder, or any reduction in any amount receivable by Lender under this Agreement or the Note in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D) imposed specifically on financial institutions such as Lender. Lender will promptly notify Borrower of an event of which it has knowledge occurring after the date hereof, that will entitle Lender to compensation pursuant to this paragraph (b).

(c) Illegality. Notwithstanding any other provision of this Agreement, if Lender determines that an applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its lending office) with any request or directive (whether or not having the force of law) or any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its lending office) to maintain or fund its LIBOR Advances, Lender shall forthwith give notice thereof to Borrower.

     Borrower shall not be liable for Consequential Loss upon repayment under this paragraph (c).

(d) Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any Advance in any manner it sees fit.

(e) Consequential Loss Indemnification. Borrower shall pay to Lender such amount or amounts as shall be sufficient to compensate for any Consequential Losses which Lender may incur as a result of payment or Conversion of any LIBOR Advance other than on the last Business Day of the Interest Period for such Advance, whether due to prepayment, Conversion, acceleration of the Maturity Date or for any other reason, except with respect to illegality (pursuant to Section 3.7(c) above).

SECTION 3.8 MANDATORY PREPAYMENT.

There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the Outstanding RLC Balance exceeds the Borrowing Base.

SECTION 3.9 REQUIREMENT THAT CONDITIONS BE SATISFIED.

Lender shall have no obligation to make any RLC Advances unless and until all of the conditions and requirements of this Agreement are fully satisfied. However, Lender, at its sole and absolute discretion, may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements.


                                   ARTICLE 4

                               LETTERS OF CREDIT

SECTION 4.1  ISSUANCE.

Provided that Borrower has satisfied the conditions precedent contained in
Section 4.2 hereof, Lender agrees, from time to time, to issue and/or renew Letters of Credit on behalf of Borrower so long as upon such issuance or renewal (i) a fee is paid by Borrower to Lender in an amount equal to Lender's current stated rate for the issuance of all other types of Letters of Credit and for other Letter of Credit services, (ii) in accordance with the terms and conditions of Section 3.1 hereof, the Outstanding RLC Balance would not exceed the lesser of (i) the Borrowing Base, or (ii) the RLC Commitment Amount, and (iii) the aggregate amount of the face amount of Letters of Credit outstanding at such time would not exceed the Maximum Letter of Credit Balance.

SECTION 4.2  CONDITIONS PRECEDENT.

The obligation of the Lender to issue and/or renew any Letters of Credit on behalf of the Borrower shall be subject to the following conditions precedent on the date of issuance or renewal of each such Letter of Credit:

(a) Borrower shall execute and deliver to Lender an application for letter of credit, specifying the amount of the requested letter of credit, the requested term thereof, which term may not exceed the Maturity Date, and the beneficiary thereof; and

(b) No Event of Default shall exist and no event or condition shall exist that after notice or lapse of time, or both would constitute an Event of Default.

SECTION 4.3  DRAWING.

Should any Letter of Credit be drawn upon by the beneficiary thereof, such draw shall be deemed to be a Prime Advance.


                                   ARTICLE 5

                             CONDITIONS PRECEDENT

SECTION 5.1  CONDITIONS PRECEDENT.

The obligation of Lender to make the initial Advance hereunder is subject to the fulfillment of the following conditions:

(a) Each Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents or information, all in form satisfactory to Lender:

     (i)   The Note;

     (ii) A corporate resolution of each Borrower authorizing (i) the Loan, and (ii) the execution and delivery by said Borrower of all documents to be executed by said Borrower, and the performance by said Borrower of all acts and things to be performed by said Borrower, pursuant to this Agreement; and

     (iii) A copy of its current Articles of Incorporation and Bylaws, so certified by the Secretary of the corporation, together with a copy of a current Certificate of Good Standing in the state of incorporation for said Borrower and evidence of qualification to do business and good business in all states in which said Borrower conducts business; and such other documents as Lender may require relating to the existence and good standing of said Borrower and the authority of any person acting or executing documents on behalf of said Borrower.

(b) All representations and warranties by each Borrower contained in this Agreement shall remain true and correct and each Borrower has performed or complied with all agreements of said Borrower made in this Agreement that said Borrower is to have performed or complied with by the date of the first Advance.

(c) No Event of Default shall exist and no event or condition shall exist that after notice or lapse of time, or both would constitute an Event of Default.

(d) Lender shall have received evidence to its satisfaction that there are no Liens, other than those permitted pursuant to Section 8.4, on the property or assets of the Borrower.

SECTION 5.2  CONDITIONS PRECEDENT TO ALL FUTURE ADVANCES.

The obligation of the Lender to make any Advances to the Borrower following the initial Advance under Section 5.1 hereof shall be subject to the condition precedent that on the date of each such Advance no Event of Default shall exist and no event or condition shall exist that, after notice or lapse of time or both, would constitute an Event of Default.


                                   ARTICLE 6

                    GENERAL REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to Lender as follows:

SECTION 6.1  RECITALS.

The recitals and statements of intent appearing in this Agreement are true and correct.

SECTION 6.2  ORGANIZATION.

Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization. Borrower is qualified to do business and is in good standing in the State of Arizona and in each state in which it is required by law to do so.

SECTION 6.3  POWER.

Borrower has full power and authority to own its properties and assets and to carry on its business as presently being conducted.

SECTION 6.4  ENFORCEABLE.

Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of law or regulation applicable to Borrower. This Agreement and the Note are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms.

SECTION 6.5  NO CONFLICT.

The execution, delivery and performance by Borrower of this Agreement, the Note and all other documents and instruments relating to the Loan are not in material conflict with any provision of law applicable to Borrower or with the Articles of Incorporation and Bylaws of Borrower and will not result in any breach of the terms or conditions or constitute a default under any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

SECTION 6.6  NO ACTIONS.

There are no actions, suits or proceedings pending or threatened against Borrower which materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

SECTION 6.7  FINANCIAL STATEMENTS.

All financial statements and profit and loss statements, all statements as to ownership and all other statements or reports previously or hereafter given to Lender by Borrower are and shall be true and correct as of the date thereof. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower since the date of the latest financial statements given to Lender.

SECTION 6.8  TAX PAYMENTS.

Borrower has filed all federal, state and local tax returns by the due date as extended and has paid all federal, state and local taxes shown due thereon by such extended due date and all other payments required under federal, state or local law.

SECTION 6.9  MARGIN STOCK.

No part of the proceeds of any financial accommodation made by Lender in connection with this Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

SECTION 6.10  AFFIRMATION.

Each request by Borrower for an Advance hereunder shall constitute an affirmation on the part of the Borrower that the representations and warranties of Section 6.7 are true and correct with respect to any financial statements submitted by Borrower to Lender between the date of this Agreement and the date of such request, that the representations and warranties of all other sections of this Article 6 hereof are true and correct as of the time of such request and that the condition precedents set forth in Article 5 hereof are fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, any and all Advances or proceeds of the Loan and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

SECTION 6.11  OBLIGATIONS OF AFFILIATION.

Borrower is not currently under any probationary action instituted by the NCA, and to the best of its knowledge, Borrower has fully and completely complied with all "Obligations of Affiliation" as prescribed by the NCA.

SECTION 6.12  OPERATING SUBSIDIARIES.

All Operating Subsidiaries of the Company are correctly identified on
Schedule 6.12.

SECTION 6.13  SUBSIDIARIES.

All Subsidiaries of the Company are correctly identified on Schedule 6.13.


                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS

Each Borrower to the extent applicable hereby covenants and agrees that so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

SECTION 7.1  EXISTENCE.

Except as otherwise permitted by Section 8.1, Borrower shall maintain its existence with no amendments or changes in its Articles of Incorporation without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

SECTION 7.2  MAINTAIN PROPERTY.

Borrower shall maintain in full force and effect all agreements, rights, trademarks, patents and licenses necessary to carry out its business, shall keep all of its properties in good condition and repair, and shall make all needed and proper repairs and improvements to its properties in order to properly conduct its business.

SECTION 7.3  INSURANCE.

To the extent Borrower is not self-insured, Borrower shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary for companies of comparable size and financial strength in the trades or businesses in which Borrower is from time to time engaged. Upon Lender's request, Borrower shall provide evidence satisfactory to Lender that required coverage in required amounts is in effect.

SECTION 7.4  PAYMENTS.

Borrower shall make all payments of interest and principal on the Loan as and when the same become due and payable and shall keep and comply with all covenants, terms and provisions of the Note.

SECTION 7.5  FINANCIAL REPORTS.

Borrower shall maintain a standard system of accounting in accordance with good business practices, that reflects the application of GAAP and the Company shall furnish to Lender the following:

(a) CPA Fully Audited Financial Statements. Annual consolidated financial statements within one hundred twenty (120) days, of the Company's fiscal year end together with a copy of the Form 10-K as filed with the SEC and an opinion on said financial statements (which shall not be limited by reason of any limitation imposed by the Company) of independent certified public accountants acceptable to Lender, to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently maintained and applied (except for changes in which such accountants concur) and that their examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards).

(b) Quarterly Financial Statements. Fully consolidated company prepared balance sheets and profit and loss statements as of the end of each of its first three fiscal quarters, within forty-five (45) days after the end of each fiscal quarter, together with a copy of the Form 10-Q as filed with the SEC.

(c) Borrowing Base Certificate. A borrowing base certificate in the form of Exhibit "A" attached hereto as of the end of each month, within thirty
     (30) days after the end of each month; provided however that such borrowing base certificate shall not be required should the Outstanding RLC Balance as of the last day of the month be zero.

(d) Aging and Listing of Accounts Receivable. A summary aging of the Company's and the Operating Subsidiaries accounts and contracts receivable as of the last day of that month, together with an explanation of any adjustments made at the end of that month, all in a form acceptable to Lender within thirty (30) days after the end of each month; provided however that such aging report shall not be required should the Outstanding RLC Balance as of the last day of the month be zero.

(e) Compliance Certificate. With each statement submitted by the Company under subparagraphs (a) and (b) above, a certificate signed by an Authorized Officer of the Company, (i) stating that no Event of Default exists and no event has occurred and no condition exists that, after notice or passage of time, or both, would constitute an Event of Default, and (ii) either stating that there is no new Operating Subsidiary or, if there is, identifying such new Operating Subsidiary and enclosing an Assumption Agreement executed by such new Operating Subsidiary.

SECTION 7.6  RECORDS.

Borrower shall maintain, in a safe place, proper and accurate books, ledgers, correspondence and other records relating to its operations and business affairs. Lender shall have the right from time to time to examine and audit and to make abstracts from and photocopies of Borrower's books, ledgers, correspondence and other records.

SECTION 7.7  CURRENT OBLIGATIONS.

Except for tax protests made in good faith and, the posting, if required, of any and all bonds therewith, Borrower shall pay all of its current obligations before they become delinquent, including all federal, state and local taxes, assessments, levies and governmental charges and all other payments required under any federal, state or local law.

SECTION 7.8  DELIVERY OF CORRESPONDENCE BY AND BETWEEN BORROWER AND THE NCA.

Borrower shall comply at all times with all "Obligations of Affiliation" as prescribed by the NCA with respect to UOP, and to the extent applicable any other Operating Subsidiary that is accredited by the NCA and promptly deliver to Lender a certified copy of all correspondence regarding: (i) potential or actual probationary actions taken by the NCA, or any other accreditation commission; and (ii) written notification from the NCA that Borrower has not fulfilled one more of its "Obligations of Affiliation" as prescribed by the NCA. Borrower shall also promptly deliver any other accreditation related information as reasonably requested by Lender from time to time, including but not limited to the NCA's final team report prepared after any evaluation visit.

SECTION 7.9 NEW OPERATING SUBSIDIARIES.

Within thirty (30) days of any Subsidiary qualifying as an Operating Subsidiary, the Company shall (i) so notify the Lender, (ii) cause Schedule
6.12 to be amended and (iii) cause such new Operating Subsidiary to deliver to Lender an executed Assumption Agreement, whereby such new Operating Subsidiary shall become a "Borrower" for all purposes of this Agreement.

SECTION 7.10  OTHER DOCUMENTS.

Borrower shall execute and deliver to Lender such other instruments and documents and do such other acts as Lender may reasonably require in connection with the Loan.

                                   ARTICLE 8

                              NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees that so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of the Borrower's obligations hereunder have been fully discharged, it shall not without receiving the prior written consent of Lender:

SECTION 8.1  NO MERGERS, ACQUISITIONS AND CONSOLIDATIONS.

Dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its property or assets, except that (i) any Subsidiary of any Borrower may merge into or transfer assets to any Borrower, and (ii) any Borrower may purchase or acquire the assets or capital stock of an unrelated Person, provided that:
(a) the total consideration paid by such Borrower is not more than $3,000,000.00 and (b) the Company or any of its Operating Subsidiaries is the surviving entity of any such merger or acquisition; for this purpose, consideration shall include anything of value paid by such Borrower, including without limitation money, personal services and any form of property.

SECTION 8.2  FISCAL YEAR.

Change the times of commencement or termination of its fiscal year or other accounting periods; or change its method of accounting other than to conform to GAAP.

SECTION 8.3  MARGIN STOCK.

Use any proceeds of the Loan, or any proceeds of any other or future financial accommodation from Lender to Borrower, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation T, U or X of such Board, nor use such proceeds for any purpose not permitted by Section 7 of the 1934 Act or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

SECTION 8.4  LIENS; NEGATIVE PLEDGE.

Create or suffer to exist Liens upon its property or assets or the property or assets of any of its Operating Subsidiaries, real or personal, now owned or hereafter acquired, except (i) Liens in favor of Lender, (ii) purchase money security interests in, or purchase money mortgages on, real or personal property to secure purchase money Indebtedness incurred by Borrower, (iii) Liens incurred in connection with permitted seller carryback financing of property, plant and equipment acquired by Borrower or any Operating Subsidiary, and Liens then existing and relating to indebtedness assumed by Borrower or any of its Subsidiaries in connection with any such acquisition, provided that: (a) any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property attaches to such assets concurrently or within thirty (30) days after the acquisition thereof; and

(b) each such Lien shall attach only to the property so acquired and fixed improvements thereon; (iv) Permitted Liens; and (v) Liens otherwise permitted hereunder which were granted by any Person which has been merged into, consolidated with or acquired by Borrower in a transaction permitted by the terms of this Agreement.

SECTION 8.5  INDEBTEDNESS.

Incur or permit any Subsidiary to incur, Indebtedness from any Person, except
(i) trade payables incurred in the ordinary course of business; (ii) Indebtedness with the Lender; and (iii) Permitted Non-Bank Indebtedness not to exceed $3,000,000.00 in the aggregate.

SECTION 8.6  DEBT/TANGIBLE NET WORTH RATIO.

Permit the Debt/Tangible Net Worth Ratio at the end of any fiscal quarter of the Company to exceed 1.5 to 1.0.

SECTION 8.7  ADJUSTED CURRENT RATIO.

Permit the Adjusted Current Ratio at the end of any fiscal quarter of the Company to be less than 3.0 to 1.0.

SECTION 8.8  PAYMENT OF DIVIDENDS.

Permit the payment of cash dividends on its capital stock. Notwithstanding the foregoing, Borrower shall be permitted to pay (i) intercompany dividends, provided said dividend(s) has(have) no effect whatsoever on the Company's consolidated stockholder's equity, and (ii) non-cash dividends including but not limited to intercompany non-cash dividends and non-cash dividends to facilitate stock splits.

SECTION 8.9  CHANGE IN CONTROL.

Permit a Change in Control to occur with respect to the Company.

SECTION 8.10  LOSS OF ACCREDITATION.

Permit any action that would cause accreditation to be denied by the NCA with respect to UOP, and to the extent applicable any other Operating Subsidiary that is accredited by the NCA.


                                   ARTICLE 9

                             DEFAULT AND REMEDIES

SECTION 9.1  EVENT OF DEFAULT.

The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

(a) Failure to pay any installment of principal or interest under the Note as and when the same become due and payable, or the failure to pay any other sum due under the Note or this Agreement when the same shall become due and payable;

(b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement (other than a failure or neglect described in one or more of the other provisions of this
     Section 9.1);

(c) Any warranty, representation or statement contained in this Agreement, or made or furnished to the Lender by or on behalf of the Borrower, that shall be or shall prove to have been materially false when made or furnished;

(d) The filing by any Borrower (or against any Borrower in which said Borrower acquiesces or which is not dismissed within ninety (90) days of the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to said Borrower; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of any Borrower;

(e) The insolvency of any Borrower; or the execution by any Borrower of an assignment for the benefit of creditors; or the convening by any Borrower of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of any Borrower to pay its debts as they mature; or if any Borrower is generally not paying its debts as they mature;

(f) The admission in writing by any Borrower that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(g) The liquidation, termination or dissolution of any Borrower except as otherwise permitted in this Agreement; or

(h) The occurrence of any default under the Note or any document or instrument given by Borrower in connection with any other indebtedness of Borrower to Lender and the expiration of any grace period provided therein.

SECTION 9.2  REMEDIES.

Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, subject to the provisions of subparagraphs (b) and (c) hereof, Lender may do one or more of the following:

(a) Cease making Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the entire Loan immediately due and payable, without notice or demand;

(b) Proceed to protect and enforce its rights and remedies under this Agreement and the Note; and

(c) Avail itself of any other relief to which Lender may be legally or equitably entitled.

SECTION 9.3  NOTICE AND CURE PROVISION.

Prior to exercising any right of acceleration of the Indebtedness or other right or remedy by Lender, unless a different grace period is provided in this Agreement, Lender shall give written notice of any default upon which such right or remedy is dependent and, if such default is of a nature that can be corrected by the Borrower, allow the following time period for such correction:

(a)  If the default relates to the nonpayment of money: ten (10) days;

(b) If the default relates to the non-performance of any covenant herein made by the Borrower, or to the existence of any condition or state of affairs that may be corrected by the Borrower other than the nonpayment of money: sixty (60) days.

No notice need be given or period for correction allowed by Lender in the event of insolvency, or in the event of administration of property in any legal or equitable proceeding of any kind, including, without limitation, any proceeding under federal bankruptcy law or any other similar statute now or hereafter in effect, or in the event of any other default that Lender reasonably determines to be of a nature beyond the Borrower's reasonable power to correct.


                                  ARTICLE 10

                             ACTION UPON AGREEMENT

SECTION 10.1  THIRD PARTY.

This Agreement is made for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or organization shall have any right of action hereon. No representation of any kind is made to third parties by the execution hereof, by the existence or form of the indebtedness treated herein, or by any performance, or failure or waiver thereof, by any party of the terms hereof. Specifically, without limitation of the foregoing, the Lender makes no representation to any third party as to the solvency of the Borrower or of the commercial practicability of any business enterprise to which or for which the Loan is made.

SECTION 10.2  ENTIRE AGREEMENT.

This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements express or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and the delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

SECTION 10.3  WRITING REQUIRED.

No promise, representation, warranty or agreement made subsequent to the execution and delivery hereof by either party hereto, and no revocation, partial or otherwise, or change, amendment, addition, alteration or modification of this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

SECTION 10.4  NO PARTNERSHIP.

Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.


                                  ARTICLE 11

                                    GENERAL

SECTION 11.1  SURVIVAL.

This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, or any Letter of Credit remains outstanding.

SECTION 11.2  CONTEXT.

This Agreement shall apply to the parties hereto according to the context hereof, and without regard to the number or gender of words or expressions used herein.

SECTION 11.3  TIME.

Time is expressly made of the essence of this Agreement.

SECTION 11.4  NOTICES.

All notices required or permitted to be given hereunder shall be in writing, and shall become effective immediately if personally delivered or effective twenty-four (24) hours after such are deposited in the United States mail, certified or registered, postage prepaid, addressed as shown above, or to such other address as such party may from time to time designate in writing. Any notice sent to Borrower shall be sent to the attention of its chief financial officer.

SECTION 11.5  COSTS.

Borrower shall pay all reasonable costs and expenses arising from the preparation of this Agreement, the Note, the closing of the Loan, the making of Advances thereunder, and the enforcement of Lender's rights hereunder, including but not limited to, accounting fees, appraisal fees, attorneys' fees and any charges that may be imposed on Lender as a result of this transaction. At the option of Lender and upon written notice to Borrower, RLC Advances may be made and disbursed from time to time by Lender directly in payment of such costs and expenses.

SECTION 11.6  LAW.

This Agreement shall be construed according to the laws of the State of Arizona.

SECTION 11.7  SUCCESSORS.

This Agreement shall, except as herein otherwise provided, be binding upon and inure to the benefit of the successors and assigns of the parties, hereto.

SECTION 11.8  HEADINGS.

The headings or captions of sections in this Agreement are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such sections.

SECTION 11.9  ARBITRATION.

(a) Binding Arbitration. Upon the demand of Borrower or Lender (collectively, the "parties"), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot be brought, filed or pursued in court.

(b) Governing Rules. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States
     Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Arizona. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a Lender of the protections afforded to it under 12 U.S.C. section 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

(c) No Waiver, Preservation of Remedies, Multiple Parties. No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (1) foreclose against any real or personal property collateral or other security, (2) exercise self-help remedies (including repossession and setoff rights) or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section (c) shall be a Dispute hereunder.

(d) Arbitrator Powers and Qualifications; Awards. Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 10 years practice in commercial law in the State of Arizona. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators
     ("Arbitration Panel"). An Arbitration Panel shall be composed of one arbitrator who would be qualified to sit as a single arbitrator in a Dispute decided by one arbitrator, one who has at least ten years experience in commercial lending and one who has at least ten years experience in the Borrower's industry. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party in any Dispute, (1) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrower(s) guarantors, sureties and or owners of collateral if different from the Borrower, and (2) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

(e) Miscellaneous. To the maximum extent practicable, the Administrator, the Arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The

     Arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Arizona at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed to Lender by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

IN WITNESS WHEREOF, these presents have been executed as of the day and year first set forth above and each party hereby acknowledges that it has read the Arbitration provisions contained in Section 11.9 of this Agreement.

FIRST INTERSTATE BANK OF ARIZONA, N.A.


By:      /s/  Edward T. Williams
       -------------------------------
Name:       Edward T. Williams
       -------------------------------
Title:        Vice President
       -------------------------------

LENDER



APOLLO GROUP, INC., an Arizona corporation


By:        /s/  John G. Sperling
       -------------------------------
Name:         John G. Sperling
       -------------------------------
Title:           Chairman
       -------------------------------



THE UNIVERSITY OF PHOENIX, INC., an
Arizona corporation


By:        /s/  John G. Sperling
       -------------------------------
Name:         John G. Sperling
       -------------------------------
Title:           Chairman
       -------------------------------



INSTITUTE FOR PROFESSIONAL
DEVELOPMENT, INC., a California corporation


By:        /s/  John G. Sperling
       -------------------------------
Name:         John G. Sperling
       -------------------------------
Title:           Chairman
       -------------------------------


BORROWER

                                  EXHIBIT "A"

                          Borrowing Base Certificate

                          Month Ended _______________



1.  Student Receivables Of The Operating
    Subsidiaries (Except IPD)                            $_______________


2.  Less: Student Receivables Of The
    Operating Subsidiaries (Except IPD)
    Over 90 Days From Invoice                            $_______________


3.  Eligible Accounts                                    $_______________


4.  Times: 70% Advance Rate                                        X  .70


5.  Subtotal                                             $_______________


6.  Less: Outstanding Letters of Credit                  $_______________


7.  Borrowing Base                                       $_______________


8.  Loan Balance (Not To Exceed Line 7)                  $_______________



APOLLO GROUP, INC.


By:    ______________________________________

Its:   ______________________________________

Date:  ______________________________________

                                  EXHIBIT "B"

                             ASSUMPTION AGREEMENT


BY THIS ASSUMPTION AGREEMENT (the "Agreement") made and entered into as of the date indicated below by the undersigned (hereinafter called "Added Borrower") whose chief executive address is located as indicated below, in favor of FIRST INTERSTATE BANK OF ARIZONA, N.A., whose address is 100 West Washington Street, Post Office Box 53456, Phoenix, Arizona 85072-3456 (hereinafter, together with any successors and assigns, called "Lender"), in consideration of the recitals herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Added Borrower confirms and agrees as follows:

SECTION 1. RECITALS.

1.1 Added Borrower is an Operating Subsidiary (as that term is defined in the Loan Agreement hereinafter defined) of Apollo Group, Inc., an Arizona corporation (the "Company").

1.2 As such, Added Borrower is benefitted by the financial accommodations (the "Loan") advanced by Lender to Company and its then existing Operating Subsidiaries (collectively with Company, the "Borrower") pursuant to that Loan Agreement dated March 22, 1996 between Lender and Borrower (as amended from time to time, the "Loan
     Agreement").

1.3 A condition for the continuation of the Loan specified in the Loan Agreement is that any subsequently acquired or created Operating Subsidiary of the Company assume as a "Borrower" within the meaning of
     Section 7.11 of the Loan Agreement the obligations of the Borrower under the Loan Agreement, and agree to be bound by all of the terms, conditions and provisions thereof, and agree to be jointly liable with the Borrower for the full payment and satisfaction of the Loan and all other obligations of the Borrower under the Loan Agreement.

1.4 Because of the benefits derived by the Added Borrower from said financial accommodations, which consideration is acknowledged by Added Borrower as sufficient for its agreements herein, Added Borrower desires to so agree.

SECTION 2. ASSUMPTION.

2.1 Added Borrower hereby assumes as a "Borrower" and agrees to perform as a "Borrower" all of the duties, obligations and promises of Borrower as set forth in or arising under the Loan Agreement, to be bound as a Borrower by all of the terms, conditions and provisions of the Loan Agreement and to do as a Borrower any and all acts and things required under the Loan Agreement to be done by Borrower.

SECTION 3. MISCELLANEOUS.

3.1 Added Borrower shall execute such additional documents and do such other acts as may be reasonably necessary to fully implement the intent of this Agreement including without limitation the delivery to Lender of such other documents as Lender may reasonably request.

3.2 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

3.3 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.



IN WITNESS WHEREOF, these presents are executed as of March 22, 1996.



By:        /s/  John G. Sperling
       -------------------------------

Its:             Chairman
       -------------------------------



Chief Executive Office:

4615 East Elwood Street
Phoenix, Arizona  85040


ADDED BORROWER

                                 SCHEDULE 6.12

                            Operating Subsidiaries


1.  The University of Phoenix, Inc., an Arizona corporation.

2.  Institute for Professional Development, Inc., a California corporation.

                                 SCHEDULE 6.13

                                 Subsidiaries


Apollo Development Corp.
Apollo Press, Inc.
Apollo Online, Inc.
Alta Business and Technical Schools, Inc.
Apollo Business and Technical Schools, Inc.
Apollo Education Corporation
Institute for Professional Development, Inc.
Computer Aided Learning Corporation, Inc.
The University of Phoenix, Inc.
Western International University, Inc.
UOP-Michigan

                           REVOLVING PROMISSORY NOTE

                                 $4,000,000.00
                               Phoenix, Arizona
                                March 22, 1996



FOR VALUE RECEIVED, each of the undersigned (collectively, "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF ARIZONA, N.A. (the "Payee"; Payee and each subsequent successor, transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at 100 West Washington, Post Office Box 53456, Phoenix, Arizona 85072-3456, or at such other place as Holder may from time to time designate in writing, the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

(a)  INTEREST.  Interest shall accrue on the unpaid principal of each RLC
     Advance:

     (i)  At the Prime Rate if it is a Prime Advance.

     (ii) At the Adjusted LIBOR Rate if it is a LIBOR Advance.

(b) PAYMENTS. All accrued interest on each RLC Advance shall be due and payable as billed by Holder each month. In addition, the principal amount of each LIBOR Advance together with all accrued interest, shall be due and payable each month, and the balance, if any, at the end of each respective Interest Period.

(c) FINAL PAYMENT. The entire outstanding principal balance outstanding hereunder, all accrued and unpaid interest and all other sums which may have become payable hereunder shall be due and payable in full on the Termination Date.

(d) DEFINITIONS. The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement (defined below).


The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and readvanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Loan Agreement and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

Maker's indebtedness under this Note shall be further evidenced by the balance of Maker's loan account with Holder to which charges and credits shall be entered in accordance with Holder's standard accounting practices in effect from time to time. Holder, at its discretion, from time to time, may render statements of account to Maker setting forth the outstanding principal amount of the Loan and amounts of interest, costs and fees due and payable with respect thereto. Each such statement, if and as so rendered, shall be deemed correct and accepted by Maker, and shall be conclusively binding upon Maker, unless Maker notifies Holder of any discrepancy within thirty (30) days after the date of the statement. If such statements are rendered periodically by Holder and provide that accrued interest and other amounts shown thereon are due and payable on receipt, all such interest and amounts shall be so due and payable.

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, or any benefit received or to be received by Holder, in connection with this Note.

All payments on this Note shall be applied to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, the payment of accrued interest and the reduction of the principal balance, in the order and manner Holder, in its sole and absolute discretion, shall determine from time to time.

This Note is issued pursuant to that Loan Agreement dated of even date herewith between Maker and Payee (the "Loan Agreement").

Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any event of default under the Loan Agreement.

After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorney's fees shall be set by the court and not by jury, shall be included in any judgment obtained by Holder.

Maker shall have the option to prepay this Note, in full or in part, at any time. Maker shall pay to Holder such amount or amounts as shall be sufficient to compensate for any Consequential Loss which Holder may reasonably incur as a result of payment or Conversion of any LIBOR Advance other than on the last Business Day in the Interest Period for such LIBOR Advance.

Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

Maker (a) waives any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (b) consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

In addition, Maker waives and agrees not to asset: (a) any right to require Holder to proceed against Maker to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof;
(c) the benefits of any legal or equitable doctrine or principle of marshaling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; and (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note.

Maker agrees that to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

Without limiting the right of Holder to bring any action or proceeding against Maker or against any property of Maker (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker hereby irrevocable submits to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agrees that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

This Note shall be construed according the laws of the State of Arizona.

IN WITNESS WHEREOF, this Revolving Promissory Note has been executed as of the date first written above.


APOLLO GROUP, INC.
an Arizona corporation

By:      /s/ John G. Sperling
      ---------------------------

Its:          President
      ---------------------------



THE UNIVERSITY OF PHOENIX, INC.
an Arizona corporation

By:      /s/ William H. Gibbs
      ---------------------------

Its:          President
      ---------------------------



INSTITUTE FOR PROFESSIONAL DEVELOPMENT, INC.
a California corporation

By:       /s/ Jerry F. Noble
      ---------------------------

Its:          President
      ---------------------------